EXHIBIT 10.2








                               FINANCING AGREEMENT





                       The CIT Group/Business Credit, Inc.

                             (as Agent and a Lender)




                                       and

                            Factory 2-U Stores, Inc.

                                  (as Borrower)



                              Dated: March 3, 2000

                               TABLE OF CONTENTS

                                                                          Page

SECTION 1.     Definitions..................................................1
SECTION 2.     Conditions Precedent........................................13
SECTION 3.     Revolving Loans.............................................16
SECTION 4.     Intentionally Left Blank....................................20
SECTION 5.     Letters of Credit...........................................20
SECTION 6.     Collateral..................................................23
SECTION 7.     Representations, Warranties and Covenants...................25
SECTION 8.     Interest, Fees and Expenses.................................32
SECTION 9.     Powers......................................................36
SECTION 10.    Events of Default and Remedies..............................37
SECTION 11.    Term and Termination........................................40
SECTION 12.    Miscellaneous...............................................41
SECTION 13.    Agreement between the Lenders...............................43
SECTION 14.    Agency......................................................46

                  THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC"), with offices located at 300 South Grand Avenue, Third Floor, Los Angeles, California 90071 (CITBC and any other party hereafter becoming a Lender hereunder pursuant to Section 13.9 hereof each individually sometimes referred to as a "Lender" and collectively, the "Lenders"), and CITBC as Agent for the Lenders (hereinafter the "Agent") are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans and other financial accommodations to FACTORY 2-U STORES, INC., a Delaware corporation (hereinafter the "Company"), with a principal place of business at 4000 Ruffin Road, San Diego, California 92123.

SECTION 1      Definitions

     For purposes of this Financing Agreement, the following terms shall be defined in the following manner:

                  Accounts shall mean all of the Company's now existing and future: (a) accounts (as defined in the U.C.C.), including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions, but the term Accounts shall not include the Company's landlord receivables for tenant improvements and the Company's employee stock subscription receivables; (b) Credit Card Receivables (whether or not specifically listed on schedules furnished to the Agent); (c) any and all instruments, documents, General Intangibles, payment intangibles, contract rights and chattel paper (all as such terms are defined in the U.C.C.) representing Accounts; (d) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (e) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (f) reserves and credit balances arising hereunder; (g) guarantees or collateral for any of the foregoing; (h) insurance policies or rights relating to any of the foregoing; and (i) cash and non-cash proceeds of any and all the foregoing.

                  Agent Commitment Letter shall mean the commitment letter dated February 10, 2000, issued by the Agent to, and accepted by, the Company.

                  Anniversary  Date shall have the  meaning set forth in Section
11.1 hereof.

                  Assignment and Transfer Agreement shall mean the Assignment and Transfer Agreement in the form of Exhibit B hereto.

                  Availability shall mean at any time the excess of the lesser of (a) the Borrowing Base or (b) $50,000,000, over the sum of (x) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans and Letters of Credit and (y) the Availability Reserve.

                  Availability Reserve shall mean an amount equal to any (a) delinquent sales taxes, (b) delinquent rental payments for the Company's leased premises, and (c) such other reserves as the Agent deems necessary in its commercially reasonable judgment as a result of (i) negative forecasts and/or trends in the Company's business, profits, operations or financial condition that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or (ii) other issues, circumstances, or facts that could otherwise reasonably be expected to negatively impact the Company, it's business, profits, operations, financial condition or assets.

                  Borrowing Base shall mean the sum of (a) eighty-five percent (85%) of the outstanding Eligible Accounts Receivable of the Company plus (b) the aggregate value of Eligible Inventory (including Eligible In-Transit Inventory) determined at the lower of cost or market on a first-in, first-out basis multiplied by the Inventory Advance Percentage; provided that in no event shall advances against Eligible In-Transit Inventory exceed the lesser of (A) $5,000,000, or (B) forty percent (40%) of the aggregate value of Eligible Inventory.

                  Business Day shall mean any day on which both the Agent and The Chase Manhattan Bank are open for business.

                  Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the Company.

                  Chase Manhattan Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

                  Closing Date shall mean March 3, 2000.

                  Collateral shall mean all present and future Accounts, Inventory, and Other Collateral of the Company.

                  Collateral Management Fee shall mean, for the initial term of this Financing Agreement, the sum of $105,000 which shall be paid to the Agent in accordance with Section 8.8 hereof to offset the expenses and costs of the Agent in connection with record keeping, analyzing and evaluating the Collateral. Following the initial term of this Financing  Agreement,  an annual
Collateral Management Fee shall be established in an amount as agreed between the Agent and the Company.

                  Consolidated Balance Sheet shall mean a consolidated balance sheet for the Company, prepared in accordance with GAAP and in a form acceptable to the Agent.

                  Contract Rate shall mean the applicable rate of interest computed as set forth in Section 8.1 of this Financing Agreement.

                  Credit Card Acknowledgments shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent's first priority security interest in the monies due and to become due to the Company (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer such amounts to the Depository Account established for such purposes, as the same now exist or may hereafter by amended, modified, supplemented, extended, renewed, restated or replaced.

                  Credit Card Agreements shall mean all agreements now or hereafter entered into by the Company with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  Credit Card Issuer shall mean any person (including, without limitation, a bank) (other than the Company) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard
International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other bank or non-bank credit or debit cards.

                  Credit Card Processor shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing, transfer and/or payment procedures with respect to sales transactions of the Company involving credit cards or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

                  Credit Card Receivables shall mean collectively, (a) all present and future rights of the Company to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of the Company to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers  who have  purchased
such goods or services using a credit card or a debit card.

                  Customarily Permitted Liens shall mean:


                  (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed $250,000 in the aggregate at any one time;

                  (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and

                  (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts.

                  Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

                  Default Rate of Interest shall mean a rate of interest per annum equal to the lesser of (a) the Maximum Legal Rate or (b) the sum of (i) two percent (2%) and (ii) the applicable Contract Rate based upon the applicable increment over the Chase Manhattan Rate as determined under Section 8.1 hereof, which the Agent on behalf of the Lenders shall be entitled to charge the Company on all Obligations due the Agent on behalf of the Lenders by the Company to the extent provided in Section 10.2 of this Financing Agreement. Agent on behalf of Lenders acknowledges that no "breakage fee" will be charged to Borrower in the event that Agent converts the interest rate on a Libor Loan to a rate of interest based on the Chase Manhattan Rate as the result of an Event of Default.

                  Depository  Accounts  shall  have  the  meaning  specified  in
Section 3.4 hereof.

                  Documentation Fee shall mean the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

                  Documents of Title shall mean all present and future documents (as defined in the U.C.C.) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

                  Early Termination Date shall mean any date (other than an Anniversary Date) on which this Financing Agreement or the Line of Credit (including the Letter of Credit Sub-Line) is terminated.

                  Early Termination Fee shall: (a) mean the fee the Agent is entitled to charge the Company in the event the Line of Credit (including the Letter of Credit Sub-Line) or this Financing Agreement is terminated on a date prior to an Anniversary Date; and (b) be determined by multiplying the Line of Credit (including the Letter of Credit Sub-Line) by (i) one percent (1.0%) if the Early Termination Date occurs on or prior to one (1) year after the Closing Date, and (ii) one-half percent (0.5%) if the Early Termination Date occurs after one (1) year after the Closing Date but prior to two (2) years after the Closing Date.

                  EBITDA shall mean, for any period, all earnings before all interest, tax obligations, depreciation and amortization expense for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company but excluding noncash stock option compensation charges and the effect of extraordinary and/or non-recurring gains or losses for such period.

                  Eligible Accounts Receivable shall mean the gross amount of the Company's Credit Card Receivables that are subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding), (b) accounts that remain unpaid for more than ten (10) days from the date of the transaction, and (c) reserves for (i) amounts representing historic returns, discounts, claims, credits and allowances, and
(ii) amounts as deemed necessary by the Agent in the exercise of reasonable business judgment and which are customary in the commercial finance industry.

                  Eligible In-Transit Inventory shall mean the gross amount of the Company's Eligible Inventory which is in transit to and/or from third parties with respect to which the Company has title and that is subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conforms to the warranties contained herein and which at all times continues to be  acceptable  to the Agent in the
exercise of its reasonable business judgment, less, without duplication, (a) goods in transit to and from third parties (other than the Company's agents or warehouses) with respect to which there exists no proof of the Company's ownership thereof reasonably acceptable to the Agent in conformity with commercial finance industry standards, (b) Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory, (c) Inventory in transit in excess of thirty (30) days, and (d) Inventory at vendors.

                  Eligible   Inventory  shall  mean  the  gross  amount  of  the
Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, including the Eligible In-Transit Inventory, less, without duplication, any (a) work-in-process, (b) supplies, (c) goods not present in the United States of America, (d) goods returned or rejected by the Company's customers other than goods that are undamaged and resaleable in the normal course of business, (e) goods to be returned to the Company's suppliers, (f) goods in transit to and from third parties (other than the Company's agents or warehouses) with respect to which there exists no proof of the Company's ownership thereof reasonably acceptable to the Agent in conformity with commercial finance industry standards, (g) Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory, and (h) any reserves required by the Agent in its reasonable discretion for special order goods, market value declines, shrinkage, slow-moving, damaged or obsolete goods, and bill and hold (deferred shipment) or consignment sales to the extent that Company has not already taken reserves for such in its reports to Agent.

                  Equipment shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

                  Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

                  Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

                  Financing Agreement, hereof, hereto, hereunder and words of similar meaning shall mean this Financing Agreement including any exhibits or schedules, as such Financing Agreement may from time to time be amended, modified or supplemented.

                  GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

                  General Intangibles shall have the meaning set forth in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all trade names, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

                  Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

                  Inventory shall mean all of the Company's present and hereafter acquired inventory (as defined in the U.C.C.), and all additions, substitutions and replacements thereof, wherever located, together with all General Intangibles and materials used or usable in processing, packaging or shipping same and all cash and noncash proceeds thereof.

                  Inventory Advance Percentage shall mean the lesser of (a) seventy percent (70%) of the aggregate value of Eligible Inventory or (b) ninety percent (90%) of the Net Orderly Liquidation Value of the Inventory as a percentage of the total Inventory as determined by the most recent Inventory appraisal, as provided for in Section 7.13 hereof.

                  Investment Property shall mean all of the Company's present and hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

                  Issuing Bank shall mean the bank issuing Letters of Credit for the account of the Company.

                  Letters of Credit shall mean all letters of credit issued hereunder with the assistance of the Agent on behalf of the Lenders by the Issuing Bank for or on behalf of the Company.

                  Letter of Credit Guaranty shall mean the guaranty delivered by the Agent on behalf of the Lenders to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

                  Letter of Credit Guaranty Fee shall mean the fee the Agent on behalf of the Lenders may charge the Company under Section 8.3 of this Financing Agreement for: (a) issuing the Letter of Credit Guaranty or (b) otherwise aiding the Company in obtaining Letters of Credit.

                  Letter of Credit Sub-Line shall mean $5,000,000 in the aggregate.

                  Libor shall mean at any time of determination, and subject to availability, for each Libor Period, the highest of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks for such Libor Period as (a) quoted by The Chase Manhattan Bank, (b) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or (c) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

                  Libor Loan shall mean that portion of the Revolving Loans for which the Company has elected to use Libor for interest rate computations.

                  Libor Period shall mean the Libor for one month, two month, three month or six month U.S. dollar deposits, as selected by the Company.

                  Line of Credit shall mean the commitment of the Lenders to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount of up to $50,000,000.

                  Line of Credit Fee shall mean the fee due the Agent for the benefit of the Lenders at the end of each month for the Line of Credit, determined by multiplying the difference between (a) the Line of Credit and (b) the sum of (i) the average daily balance of the Revolving Loans plus (ii) the average daily balance of Letters of Credit for said month by one-eighth percent (0.125%) per annum for the number of days in said month.

                  Loan Facility Fee shall mean the fee payable to the Agent for the benefit of the Lenders in accordance with, and pursuant to, the provisions of Section 8.7 of this Financing Agreement.

                  Maximum Legal Rate shall mean the highest maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement by the Agent and/or the Lenders in accordance with applicable state or federal law, taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time.

                  Net   Orderly   Liquidation   Value  shall  mean  the  orderly
liquidation value, as determined pursuant to Section 7.13 hereof, after deduction of associated costs, fees and liquidation expenses.

                  Obligations shall mean all loans and advances made or to be made by the Agent and/or the Lenders to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and Letters of Credit); any and all indebtedness and obligations which may at any time be owing by the Company to the Agent and/or the Lenders and that arise under this Financing Agreement, as it may be amended, renewed, supplemented or otherwise modified from time to time, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and the Agent and/or the Lenders relating to this Financing Agreement; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims (other than as a result of actions of the Agent and/or the Lenders) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to the Agent and/or the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, the Agent's (on behalf of the Lenders) acceptance of drafts or the Agent's (on behalf of the Lenders) endorsement of notes or other instruments for the Company's account and benefit.

                  Other Collateral shall mean (a) all now owned and hereafter acquired deposit accounts maintained by or on behalf of the Company with any bank or financial institution in which any proceeds of the Accounts or Inventory are deposited; (b) all of the Company's cash and other monies and property in the possession or control of the Agent and/or the Lenders; (c) all of the Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral or otherwise necessary or helpful in the collection thereof or realization thereon; and (d) all cash and non-cash proceeds of the foregoing.

                  Out-of-Pocket Expenses shall mean all of the Agent's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all appraisal fees, third party field examination fees, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent and/or the Lenders due to "insufficient funds" of deposited checks and the Agent's and/or the Lenders' standard fee relating thereto, any amounts paid by the Agent on behalf of the Lenders, incurred by or charged to the Agent on behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel inspecting and monitoring the Collateral from time to time hereunder, local counsel fees, fees and taxes relative to the filing of financing statements, and all attorneys' fees, expenses, costs and fees set forth in Section 10.3 of this Financing Agreement.

                  Patents shall mean all present and hereafter acquired patents and/or patent rights of the Company and all cash and non-cash proceeds thereof.

                  Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and listed on Schedule 1 hereto (but only to the extent such liens do not encumber the Collateral) and other liens expressly permitted, or consented to, by the Agent; (b) Permitted Purchase Money Liens; (c) Customarily Permitted Liens; (d) liens created in connection with sale leasebacks or loans secured by the Company's equipment to the extent that such transactions constitute Permitted Indebtedness hereunder; (e) liens granted the Agent by the Company; (f) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $200,000 (other than liens bonded or insured to the reasonable satisfaction of the Agent); and (g) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings for which the Company has posted a bond in the required amount or otherwise has taken action necessary to stay enforcement of such lien. In no event shall any Collateral be subject to foreclosure proceedings or, in the Agent's discretion, subject to any loss of perfection or priority in favor of the Agent and/or the Lenders.

                  Permitted Indebtedness shall mean (a) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the indebtedness secured by the Permitted Purchase Money Liens; (c) indebtedness arising under the Letters of Credit and this Financing Agreement; (d) deferred taxes and other expenses incurred in the ordinary course of business; (e) Subordinated Debt, if unsecured and subject to a subordination agreement in form and substance satisfactory to the Agent; (f) indebtedness arising from sale leaseback transactions or loans secured by the Company's equipment, but only if
(i) the Company gives prior written notice to the Agent of each such transaction, (ii) an Event of Default has not occurred and is continuing at the time any such transaction is entered into, (iii) such indebtedness does not exceed the cost of the Company's equipment being given as collateral for such indebtedness, and (iv) the transaction does not involve the Company's intangible assets (including, but not limited to, trademarks, trade names and trade styles); and (g) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent in writing; and
(h) indebtedness secured by liens on real estate acquired after the date of this Financing Agreement, provided that (i) each such lien shall attach only to the real estate acquired, (ii) the aggregate amount of such real estate debt shall not, at any time, exceed $10,000,000, (iii) the Company shall give the Agent prior written notice before incurring any such real estate indebtedness, and
(iv) no Event of Default shall have occurred and be continuing at the time the Company incurs any such indebtedness.

                  Permitted Purchase Money Liens shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the item(s) of equipment to be acquired, (b) the Company shall give the Agent prior written notice before incurring any such indebtedness, and (c) no Event of Default shall have occurred and be continuing at the time the Company incurs any such indebtedness.

                  Required Lenders shall mean Lenders holding more than fifty percent (50%) of the outstanding loans, advances, extensions of credit and commitments to the Company hereunder.

                  Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

                  Revolving  Loan  Account  shall have the meaning  specified in
Section 3.6 hereof.

                  Revolving Loan Promissory Note shall mean the promissory note in the form of Exhibit A hereto executed by the Company to evidence the Revolving Loans made by the Agent on behalf of the Lenders to the Company pursuant to Section 3 hereof.

                  Settlement Date shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that (a) the Agent shall not have, as Agent, any money at risk and (b) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

                  Subordinated Debt shall mean unsecured debt due (and the notes evidencing such) which has been subordinated, by a Subordination Agreement (in form and substance reasonably satisfactory to the Agent), to the prior payment and satisfaction of the Obligations of the Company to the Agent and/or the Lenders, including without limitation the debt of the Company to American Endeavour Fund Ltd. and Landmark Secondary Partners IX, L.P., or their permitted assigns.

                  Subordination Agreement shall mean the agreement among the Company, the then holder of Subordinated Debt and the Agent pursuant to which Subordinated Debt of such holder is subordinated to the prior payment and satisfaction of the Company's Obligations to the Agent and the Lenders (in form and substance reasonably satisfactory to the Agent).

                  Tangible Net Worth shall mean, as determined in accordance with GAAP, the difference between (i) the assets of the Company after deducting adequate reserves in each case where, a reserve is proper and (ii) all Indebtedness of the Company other than Subordinated Debt; provided, however, that notwithstanding the foregoing in no event shall there be included as such assets: intangibles, goodwill, patents, trademarks, trade names, copyrights,
licenses,  goodwill,   receivables  from
 affiliates,   directors,  officers  or
employees, deferred charges or treasury stock or any securities or Indebtedness of the Company or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, and any other assets designated from time to time by the Agent, in its reasonable credit judgment.

                  Trademarks shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

                  U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the State of California. Terms defined by reference to the U.C.C. in this Financing Agreement shall be deemed amended without any action of the parties hereto when the U.C.C. is amended, including without limitation when revised Division 9 of the U.C.C. becomes effective on July 1, 2001.

SECTION 2      Conditions Precedent

2.1 The obligation of the Agent and the Lenders to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

     (a) Lien Searches - The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Company.

     (b) Casualty Insurance - The Company shall have delivered to the Agent evidence reasonably satisfactory to the Agent that casualty insurance policies listing the Agent, for the benefit of the Lenders, as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section
7.5 of this Financing Agreement.

     (c) UCC Filings - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Agent for the benefit of the Lenders a first and exclusive perfected security interest in the Collateral (subject to Permitted Encumbrances) with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

     (d) Opinion - Counsel for the Company shall have delivered to the Agent an opinion satisfactory to counsel for the Agent opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the Agent: (A) this Financing Agreement and all other loan documents of the Company are (1) valid, binding and enforceable according to their terms, (2) are duly authorized and (3) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or its assets are bound; and (B) the provisions of all federal and state securities laws and the Hart-Scott-Rodino Anti-Trust Improvements Act have been fully complied with or that compliance is not legally required.

     (e) Additional Documents - The Company shall have executed and delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated hereunder.

     (f) Subordination Agreements - American Endeavour Fund Ltd., Landmark Secondary Partners IX, L.P. and any other holder of Subordinated Debt shall have executed and delivered to the Agent a Subordination Agreement, in form and substance satisfactory to the Agent, subordinating the debt due to each of them by the Company to the prior payment and satisfaction of the Obligations of the Company to the Agent and/or the Lenders.

     (g) Landlord Waivers - The Agent shall have received satisfactory landlord waivers from Ruffin San Diego Corporation and Pacific Gulf Properties.

     (h) Bailee Agreements - The Agent shall have received satisfactory bailee agreements from FMI International and Streamline Shippers Association.

     (i) Board Resolution - The Agent shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Financing Agreement any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (j) Corporate Organization - The Agent shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company certified by the Secretary or Assistant Secretary of the Company.

     (k) Officer's Certificate - The Agent shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

     (l) Absence of Default and Material Adverse Change - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred.

     (m) Legal Restraints/Litigation - At the date of execution of this Financing Agreement, there shall be no (i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, (ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or (iii) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which, in the opinion of the Agent if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.

     (n) Disbursement Authorization - The Company shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

     (o) Examination & Verification - The Agent shall have completed to the satisfaction of the Agent an examination and verification of the Accounts, Inventory, and books and records of the Company which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of not less than $10,000,000 all as more fully required by the Agent Commitment Letter. It is understood that such requirement contemplates that all debts, obligations and payables are current.

     (p) Cash Budget Projections - The Agent shall have received, reviewed and be satisfied with a 12 month cash budget projection prepared by the Company in the form provided by the Agent.

     (q) Depository Accounts - The Company shall have established a system of bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory and other Collateral as shall be acceptable to the Agent in all respects. In addition, the Company, the applicable financial institution holding the Depositary Account, and the Agent shall (and any such future financial institution shall in the future) enter into such blockage and control agreements as may be acceptable to Agent.

     (r) Existing Revolving Credit Agreement - (i) The Company's existing credit agreement with FINOVA Capital Corporation shall be terminated, (ii) all loans and obligations of the Company thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Financing Agreement, and (iii) all liens upon or security interest in favor of FINOVA Capital Corporation in connection therewith shall be terminated and/or released upon such payment.

     (s) The Agent Commitment Letter - The Company shall have fully complied, to the satisfaction of the Agent, with all of the terms and conditions of the Agent Commitment Letter.

     (t) Credit Card Acknowledgments and Credit Card Agreements - The Agent shall have received, in form and content acceptable to it, the Credit Card Acknowledgments and the Credit Card Agreements.

2.2 Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent set forth in Section
2.1 shall have been deemed satisfied except as the Company and the Agent shall otherwise agree in a separate writing.

SECTION 3      Revolving Loans

3.1 The Lenders agree, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability, but subject to the Lenders' right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Each request shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders a representation and warranty by the Company that after giving effect to the requested advance, no Default or Event of Default has occurred and such requested Revolving Loan is within the Availability. All requests for loans and advances must be received by an officer of the

 Agent no later than 1:00 p.m.,
New York time, of the Business Day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary.

3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request the Company shall provide the Agent with copies of agreements (including Credit Card Agreements) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

3.3 The Company hereby represents and warrants that: (a) each Credit Card Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; (b) the Inventory being sold and the Credit Card Receivables created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Credit Card Receivables are in the name of the Company; and (d) the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business. The Company confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of the Company will reflect the Agent's interest in the Accounts. All of the books and records of the Company will be available to the Agent upon reasonable advance notice during normal business hours (except that no advance notice need be given if an Event of Default or Default has occurred and has not been waived by the Agent or cured as allowed hereunder), including any records handled or maintained for the Company by any other company or entity.

3.4 All checks, cash, notes or other instruments or property received by the Companies from collections on Accounts or from the sale or other disposition of Inventory and Other Collateral shall be held by the Company in trust for the benefit of the Agent and Lenders, separate from the Company's other property and funds and shall immediately be deposited in the Depository Accounts. Such Depository Accounts shall be subject to blockage and control agreements satisfactory to Agent.

         The Company may and will enforce, collect and receive all amounts owing on the Accounts and/or received from sales or other dispositions of Inventory at the Company's expense, and may manage and direct its Depository Accounts; however, such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent in its sole discretion: (x) if the Availability (computed without regard to the $50,000,000 Line of Credit maximum Availability) is at any time less than $10,000,000 and at all times thereafter until such time the Company maintains minimum Availability (computed without regard to the $50,000,000 Line of Credit maximum Availability) of $10,000,000 for a period of ninety (90) days, or (y) upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction.

         Upon the occurrence of an event under (x) or (y) immediately above, Agent shall have the right, at its option, to notify the financial institutions where such Depository Accounts are located and institute its blockage and control rights with respect to such Depository Accounts. If the Company thereafter maintains an Availability of more than $10,000,000 for a period of not less than ninety (90) consecutive days or, if applicable, such Event of default has been waived in writing by the Agent or cured to the Agent's satisfaction, upon the Company's request, Agent will authorize the Company to manage and direct such Depository Accounts.

         All amounts received by the Agent in payment of Accounts ("Collections") will be credited to the Company's account upon the Agent's receipt of "good funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. or on the next succeeding Business Day if received after 1:00 p.m. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

3.5 The Company agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after the Agent's prior written approval.

3.6 The Agent shall maintain a separate account on its books in the Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by the Agent to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by the Company. The Company will be credited with all amounts received by the Agent and/or the Lenders from the Company or from others for the Company's account, including, as set forth above, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

3.7 After the end of each month, the Agent shall promptly send the Company a statement showing in reasonable detail the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

3.8 In the event that the sum of (a) the outstanding balance of Revolving Loans and (b) the outstanding balance of Letters of Credit exceeds the maximum amount thereof available under Sections 3 and 5 hereof (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to the Agent for the benefit of the Lenders immediately upon the Agent's demand therefor.

SECTION 4      Intentionally Left Blank



SECTION 5      Letters of Credit

                  In order to assist the Company in establishing or opening documentary and/or standby Letters of Credit with an Issuing Bank to cover the purchase of Inventory and for other purposes approved by the Agent, the Company has requested the Agent on behalf of the Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Agent's and the Lenders' credit to the Company and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

5.1 Within the Line of Credit and Availability, the Agent and the Lenders shall assist the Company in obtaining Letter(s) of Credit in an aggregate amount outstanding at any one time equal to or less than the Letter of Credit Sub-Line. The Agent's and the Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the form and purpose of each Letter of Credit, and any modifications thereof, must be acceptable to the Agent in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Agent's and Lenders' assistance in connection with any Letter of Credit Guaranty shall be in the Agent's sole discretion unless such Default and/or Event of Default is cured to the Agent's satisfaction or waived by the Agent in writing.

5.2 The Agent shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account on the Agent's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty at the earlier of (a) payment by the Agent under such Letter of Credit Guaranty, or (b) the occurrence of an Event of Default that has not been waived in writing by the Agent or cured to the Agent's satisfaction. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 of this Financing Agreement.

5.3 The Company unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent and/or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. The Company further agrees to hold the Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's and/or the Lenders' gross negligence or willful misconduct. Subject to this Section 5.3, the Company agrees that any charges incurred by the Agent and/or the Lenders for the Company's account by the Issuing Bank shall be conclusive on the Company, the Agent and the Lenders and may be charged to the Company's Revolving Loan Account.

5.4 In connection with the issuance of Letters of Credit, the Agent and/or the Lenders shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the Letter of Credit documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, the Agent and/or the Lenders shall not be responsible for any act or omission in connection with the issuance of any Letter of Credit with respect to or in connection with any Collateral.

5.5 Except as otherwise provided herein, the Company agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put the Agent and/or the Lenders in any resulting liability to the Company. In furtherance thereof, but subject to Section 5.6, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of Letter of Credit documents; to give any instructions as to acceptance or rejection of any Letter of Credit documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and with the consent of the Company (such consent not
to be unreasonably withheld and being needed only if no Event of Default has occurred and is continuing) to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances. Such actions may be taken in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent.

5.6 Without the Agent's express consent and endorsement in writing, the Company agrees: (a) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (i) clear and resolve any questions of non-compliance of Letter of Credit documents, or (ii) give any instructions as to acceptances or rejection of any Letter of Credit documents or goods.

5.7 The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent for the benefit of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent for the benefit of the Lenders and apply in all respects to the

 Agent for the benefit of the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6      Collateral

6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Agent and/or the Lenders pursuant hereto, as well as to secure the payment in full of any other Obligations, the Company hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its:

     (a)      present and hereafter acquired Inventory;

     (b)      present and future Accounts; and

     (c)      present and future Other Collateral.

6.2      The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account; and

     (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Company from the Company's customers, as well as to all supplies, incidentals, packaging materials, labels, trademarks and any other items which contribute to the finished goods, including the sale, promotion or shipment thereof.

6.3 The Company agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until the Agent has given the Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that, if required by Section 3.4 of this Financing Agreement, all proceeds of all sales (including cash, accounts receivable, checks, notes, Credit Card Receivables, instruments for the payment of money and similar proceeds) shall be forthwith transferred, endorsed, and turned over and delivered to the Agent for the benefit of the Lenders. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Agent's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without the Agent's prior written
approval. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

6.4 The Company agrees at its own cost and expense to keep its Equipment in as good and substantial repair and condition, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. If an Event of Default has occurred and is continuing, the Company also agrees to make no disposition of Equipment unless the Company first obtains the prior written approval of the Agent.

6.5 The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

6.6 To the extent that the Obligations are hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

6.7 Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Company shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

SECTION 7      Representations, Warranties and Covenants

7.1 The Company hereby warrants and represents and/or covenants that: (a) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (b) the Company is generally able to pay its debts as they become due and payable; (c) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances; (d) Schedule 2 hereto correctly and completely sets forth the Company's chief executive office, all of the Company's Collateral locations and all trade names of the Company; (e) except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the assets of the Company; (f) except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (g) the Company will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; and (h) the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, or in any other assets of the Company, including without limitation the Equipment, General Intangibles, Investment Property or real estate, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances.

7.2 The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Company agrees that the Agent or its agents may enter upon the Company's premises with reasonable notice (such notice not being required if an Event of Default has occurred and is continuing) at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the security interests granted to the Agent therein.

7.3 The Company agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, the loans, the Borrowing Base, Accounts and Inventory, such written statements,
accounting reports, schedules and other information and documentation in the form and with such frequency as the Agent may reasonably require. Notwithstanding the foregoing, the Company shall deliver to Agent, on a weekly basis (by Wednesday of the following week) during the months of November, December and January, and on a monthly basis during the other months of the year (by the fifteenth (15th) day of the following month), the reports described below for the preceding week or month, as the case may be:

     (a)      a borrowing base report;

     (b)      a retail stock ledger report; and

     (c)      a report of Credit Card Receivables and Accounts.

Upon demand by the Agent,  the Company  shall provide the report listed above as
(c) on a weekly basis. At any time the Company's Availability is less than ten million dollars ($10,000,000) (computed without regard to the $50,000,000 Line of Credit maximum Availability) or upon the occurrence and during the continuance of any Event of Default, the Company shall, upon demand by Agent, provide the reports listed above as (a) and (b) on a weekly basis.

7.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first and only security interests in the Collateral except as expressly provided herein. The Agent is hereby authorized by the Company, to the extent permitted by applicable law, to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's custodians; (c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession; and (e) performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement.

7.5 (a) The Company agrees to maintain insurance on the assets of the Company, including the Inventory, under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, with the loss payable endorsement with respect to Inventory in the Agent's favor for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Agent's satisfaction, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b)      (i)     In the  event  of any  loss  or  damage  by  fire  or
 other casualty, insurance proceeds relating to Inventory shall reduce the Revolving Loans.

              (ii) The Company agrees to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection with this
Section 7.5.


7.6 The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Company's assets, including the Collateral, and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder (a) for taxes due the United States of America or (b) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein, then the Agent may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

7.7 The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; and (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and/or the Lenders may sustain or incur (other than as a result of actions of the Agent and/or the Lenders) in connection with: any claim or expense asserted against the Agent and/or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this Section 7.7 if (x) the failure to comply with the requirements of this Section 7.7 resulted from good faith error or innocent omission, (y) the Company promptly commences and diligently pursues a cure of such breach and (z) such failure is cured within thirty (30) days following the Company's receipt of notice of such failure.

7.8 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish to the Agent and each Lender, within ninety (90) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet as at the close of such fiscal year, and statements of profit and loss, cash flow and reconciliation of surplus the Company for such fiscal year, audited by independent public accountants selected by the Company and satisfactory to the Agent (the current auditor, Arthur Andersen, is deemed satisfactory); within sixty (60) days after the end of each fiscal quarter of the Company a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company, certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Company as the Agent may reasonably request, including without limitation (a) the accountant's management practice letter and
(b) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer of the Company, pursuant to which any one such officer must certify that:

 (x) the  financial  statement(s)  fairly and
accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (y) during the particular accounting period: (i) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (ii) the Company has not received any notice of cancellation with respect to its property insurance policies; and (z) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that unless the Agent provides its prior written consent, (which shall not be unreasonably withheld), or except as otherwise herein provided, the Company will not:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, including without limitation the Equipment, General Intangibles, the Documents of Title and/or Investment Property, except for the Permitted Encumbrances;

     (b) Incur or create any Indebtedness other than the Permitted Indebtedness or Indebtedness incurred hereunder;

     (c) Borrow any money on the security of the Company's Collateral from sources other than the Agent and the Lenders;

     (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except in the ordinary course of business, pursuant to sale leaseback transactions meeting the requirements of Permitted Indebtedness or as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Company's assets, which do not constitute Collateral;

     (e) Merge or consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, except that the Company may change its corporate name or address; provided that (i) the Company shall give the Agent thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by the Agent (including, without limitation, any and all U.C.C. financing statements) to confirm the continuation and preservation of all security interests and liens granted to the Agent for the benefit of the Lenders hereunder;

     (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (g) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, other than dividends paid in capital stock of the Company;

     (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, provided, however, that the Company may make noncash Company stock loans to employees secured by such stock or other advances to employees for expenses, travel and the like in the ordinary course of business;

     (i) Prepay any Subordinated Debt, except to the following extent and provided no Event of Default has occurred and is continuing: (1) if the Company issues additional equity, the Company may prepay Subordinated Debt to the extent of the net cash proceeds the Company receives from such issuance; (2) if the Company issues additional Subordinated Debt, the Company may prepay existing Subordinated Debt to the extent of the net cash proceeds the Company receives from such issuance, provided such new Subordinated Debt is on more favorable terms to the Company (in the opinion of Agent) than such existing Subordinated Debt; and (3) notwithstanding clauses (1) and (2) above, the Company may prepay Subordinated Debt to the extent Availability (computed without regard to the $50,000,000 Line of Credit maximum Availability) after giving effect to such prepayment exceeds $15,000,000, provided that (a) the Company has maintained a trailing twelve (12) month EBITDA of not less than thirty million dollars ($30,000,000) and (b) the Company is in compliance with the Tangible Net Worth requirements set forth in Section 7.10 below; or

     (j) Amend, modify or otherwise alter the terms of any Subordinated Debt without the prior written approval of the Agent.

7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, at any time that the Availability (computed without regard to the $50,000,000 Line of Credit maximum Availability) is less than $7,500,000, the Company shall maintain at such time during the periods below a Tangible Net Worth greater than:

Period                                      Tangible Net Worth
--------------------------------        ----------------------------------------

March 3, 2000 (Closing Date) until      $22,000,000 (at January 29, 2000)
April 3, 2000


April 4, 2000 until February 3, 2001    $22,000,000000 plus 80% of the Company's
                                         cumulative income after January 29,
                                         2000 computed on a monthly basis based
                                         upon the most recent monthly financial
                                         statements delivered pursuant
                                         to Section 7.8 (in the event of a loss,
                                         this amount shall not be decreased
                                         below $22,000,000)

                                        (such amount at February 3, 2001, the
                                         "February 3, 2001 Amount")




February 4, 2001 until May 5, 2001      February 3, 2001 Amount plus $400,000



May 6, 2001 until August 4, 2001        February 3, 2001 Amount plus $1,400,000



August 5, 2001 until November 3, 2001   February 3, 2001 Amount plus $3,500,000




November 4, 2001 until                  February 3, 2001 Amount plus $10,000,000
 February 2, 2002



February 3, 2002 until May 4, 2002      February 3, 2001 Amount plus $10,400,000



May 5, 2002 until August 3, 2002        February 3, 2001 Amount plus $11,400,000



August 4, 2002 until November 2, 2002   February 3, 2001 Amount plus $13,500,000


November 3, 2002 and thereafter         February 3, 2001 Amount plus $20,000,000




7.11 The Company agrees to advise the Agent in writing of: (a) any expenditures (actual or anticipated), or series of related expenditures, in excess of $150,000 for (i) environmental clean-up, (ii) environmental compliance, and
(iii) environmental testing; and (b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent with copies of all such notices if so required, to the extent permitted by applicable law.

7.12 Without the prior written consent of the Agent, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company; provided that the Company may pay an aggregate amount of not more than $250,000 in any fiscal year to Three Cities Research, Inc. and its affiliates for payment or reimbursement of management fees and expenses incurred in the Company's ordinary course of business.

7.13 The Company has provided to the Agent, and agrees to provide to the Agent on an annual basis commencing with the first anniversary of the Closing Date, an appraisal indicating the Net Orderly Liquidation Value of the Inventory, provided, however, that if Availability (computed without regard to the $50,000,000 Line of Credit maximum Availability) is less than $20,000,000 for a period of sixty (60) days, such appraisals will be conducted on a semi-annual basis. Such appraisals shall be performed by an appraiser reasonably acceptable to and engaged by the Agent, but shall be paid for by the Company.

7.14 The Company has taken and shall continue to take all action reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. The Company represents and warrants that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving certain dates on or about or subsequent to December 31, 1999) has not resulted in a material adverse effect on the Company's business, assets or operations. The Company represents and warrants that all computer applications which are material to its business were and shall be, on a timely basis, able to properly perform date-sensitive functions for all dates on and after January 1, 2000. Upon the Agent's request from time to time, the Company shall provide to the Agent assurances that the Company's computer systems and software are or will be Year 2000 compliant on a timely basis, all in form and substance reasonably satisfactory to the Agent.

SECTION 8      Interest, Fees and Expenses

8.1 Interest on the outstanding balance of Revolving Loans shall be payable monthly as of the end of each month and shall accrue at a rate per annum set forth below, based on the Company's EBITDA, as determined on a rolling four fiscal quarter basis for the most recent fiscal quarter of the Company; provided, however, that Level III shall apply throughout the first ninety (90) days following the Closing Date. Except for the change on the ninetieth (90th) day after the Closing Date, which shall become effective on such day, any change in the interest rate will be effective on the first day of the month following the Agent's receipt of the quarterly financial statements delivered pursuant to
Section 7.8, on the average of the net balances owing by the Company to the Agent and/or the Lenders in the Company's Revolving Loan Account at the close of each day during such month. Failure of the Company to deliver the financial statements pursuant to Section 7.8, shall result in the highest applicable interest rate being charged on all Revolving Loans, provided, as of the first day of the month after which such failure is cured or waived, the interest rate set forth below will be charged:




Level          EBITDA                                  Libor Rate plus          Or        Chase Manhattan Rate plus
------         -----------------------------------     -----------------        -----     --------------------------

I              Greater than $28,000,000                1.50%                    or        0.00%


II             Greater than $20,000,000 but less
               than or equal to $28,000,000            1.75%                    or        0.00%



III            Greater than $15,000,000, but less
               than or equal to $20,000,000            2.00%                    or        0.00%



IV             Greater than $10,000,000, but less
               than or equal to $15,000,000            2.25%                    or        0.25%



V              Less than $10,000,000                   2.50%                    or        0.50%


                  In the event of any change in said Chase Manhattan Rate, the rate provided for in the first sentence above shall change, as of the first of the month following any change. The rate hereunder shall be calculated based on a 360-day year. The Agent and the Lenders shall be entitled to charge the Company's Revolving Loan Account for all interest provided for herein when due until all Obligations have been paid in full. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate applicable hereunder decrease by more than one-quarter percent (0.25%) within any six-month period, except for the six-month period following the Closing Date, during which the interest rate applicable hereunder shall not decrease in excess of one-half percent (0.50%).

8.2 The Company may elect to use Libor as to any outstanding Revolving Loans provided that there then exists no Default or Event of Default and the Company has so advised the Agent of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period. The election of Libor shall be effective provided there then exists no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than three (3) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then the Agent shall use the Chase Manhattan Rate, plus the applicable margin as determined pursuant to Section 8.1 hereof, to compute interest. In the event the Company requests any Libor election the Company shall pay to the Agent a $500 processing fee upon the effective date of each such Libor election hereunder. In addition, the Company shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (a) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (b) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this
Section 8.2 with regard to Libor Loans shall be made as though the Agent and the Lenders had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Lenders may fund each of the Libor Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Section 8.2. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Company, initially to the loans accruing interest at the Chase Manhattan Rate and subsequently to Libor Loans; provided, however, that upon the occurrence of an Event of Default or in the event the aggregate amount of outstanding Libor Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by them to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment.

8.3 In consideration of the Letter of Credit Guaranty of the Agent, the Company shall pay the Agent for the benefit of the Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-half percent (1.50%) per annum, payable monthly in arrears, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

8.4 Any charges, fees, commissions, costs and expenses charged to the Agent and/or the Lenders for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

8.5 The Company shall reimburse or pay the Agent, as the case may be, for all Out-of-Pocket Expenses, which shall be invoiced in reasonable detail, and any applicable Documentation Fee.

8.6 Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed, the Company shall pay the Agent for the benefit of the Lenders the Line of Credit Fee.

8.7 To induce the Agent and the Lenders to enter into this Financing Agreement and to extend to the Company the Revolving Loan and Letters of Credit, the Company shall pay to the Agent for the benefit of the Lenders a Loan Facility Fee in the amount $125,000, fully earned and payable upon the Closing Date.

8.8 On the dates and in the amounts set forth below, the Company shall pay to the Agent the Collateral Management Fee for the initial term of this Financing Agreement, which shall be fully earned on the Closing Date and not refundable or rebateable:


          Date of Payment                         Amount of Payment
          -------------------                     -----------------------------

          On the Closing Date                     $25,000

          On the first and second
           anniversaries of the Closing Date      $40,000


Any unpaid balance of the Collateral Management Fee shall be immediately due and payable upon a termination hereof or a Default hereunder and acceleration of the balance owing hereunder. Following the initial term of this Financing Agreement, an annual Collateral Management Fee shall be established in an amount as agreed between the Agent and the Company.

8.9 In no event shall the rates of interest hereunder exceed the Maximum Legal Rate. In the event that the Contract Rate computed under this Section 8 would exceed the Maximum Legal Rate, the rates of interest under this Financing Agreement for any such period shall be limited to the Maximum Legal Rate, but any subsequent reductions in the Contract Rate shall not reduce the rates of interest under the Financing Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the Contract Rate been charged at all times.

8.10 After the occurrence and during the continuation of an Event of Default, the Company shall pay the Agent's standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, which shall be in addition to the Collateral Management Fee.

8.11 The Company hereby authorizes the Agent to charge the Company's Revolving Loan Account with the Agent with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Agent may so make to the Company's Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

SECTION 9      Powers

9.1 The Company hereby constitutes the Agent on behalf of the Lenders or any person or agent the Agent may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to the Agent and the Lenders have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Company which Agent reasonably believes may represent payment of Accounts and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of the Agent or the Company or that of the Agent's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Company's account;

     (e) To take or bring, in the name of the Agent or the Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

     (f) To execute financing statements in the name of the Company as attorney-in-fact at any time as the Agent may deem necessary to establish or maintain perfection of the security interest in the Collateral.

9.2 Notwithstanding anything hereinabove contained to the contrary, the powers set forth in Section 9.1(b), (d) and (e) may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction. In addition, the powers set forth in Section 9.1(c) above will only be exercised in the name of the Company or a certified public accountant designated by the Agent prior to the occurrence of such Event of Default.

SECTION 10     Events of Default and Remedies

10.1 Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     (a) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Company's Revolving Loan Account on the due date thereof;

     (b) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

     (c) the failure of the Company to generally meet debts as they mature;

     (d) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Company such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof;

     (e) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (f) below) or in any other written agreement between the Company and the Lenders, provided that such breach by the Company of any of the warranties, representations or covenants referred in this sub-paragraph (e) shall not, unless otherwise provided herein, be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's satisfaction for a period of twenty (20) days from the date of such breach;

     (f) breach by the Company of any  warranty,  representation  or covenant of
Section 3.3 (other than the third sentence of Section 3.3), Section 3.4,

Section6.3, Section 7.1, Section 7.5, Section 7.6, and Section 7.9 through
Section 7.10 inclusive;

     (g) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA,
(iii) have any Reportable Event as defined in ERISA, (iv) terminate any Plan, as defined in ERISA or (v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph (h), such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

     (h) without the prior written consent of the Agent, the Company shall (i) amend or modify the Subordinated Debt existing on the date of this Financing Agreement, or (ii) make any payment on account of the Subordinated Debt except as permitted herein or in the Subordination Agreements relating to such Subordinated Debt; or

     (i) any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing any Indebtedness of the Company having a principal amount in excess of $750,000.

10.2 Upon the occurrence of a Default and/or an Event of Default, the Agent may (at its option) and shall at the direction of the Required Lenders declare that all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement shall be thereafter in the Agent's sole discretion and the obligation of the Agent and/or the Lenders to make Revolving Loans and/or arrange for the issuance of Letters of Credit shall cease unless such Default or Event of Default is waived in writing by the Agent on behalf of the Lenders or cured to the Agent's satisfaction, and upon the occurrence of an Event of Default the Agent may (at its option) and shall at the direction of the Required Lenders declare that: (a) all Obligations shall become immediately due and payable; (b) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided that with respect to this clause (b): (i) the Agent has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in Section 10.1(d); (ii) the Company has failed to cure the Event of Default within ten (10) days after (A) the Agent deposited such notice in the United States mail or (B) the occurrence of the Event of Default listed in Section 10.1(d); and (iii) this Financing Agreement shall immediately terminate upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event  listed in Section
10.1(d). The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Lenders.

10.3 Immediately upon the occurrence of any Event of Default, the Agent may and at the direction of the Required Lenders shall to the extent permitted by law:
(a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or the Agent on behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests in the Collateral created herein by any available judicial procedure, or to take possession of any or all of the Inventory and/or Other Collateral without judicial process, and to enter any premises where any Inventory and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate. The Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Company or elsewhere and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Company's Obligations, whether due or to become due, in such order as the Agent may elect, and the Company shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 11     Term and Termination

11.1 This Financing Agreement shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for the initial term ending three (3) years from the Closing Date (the "Anniversary Date"), and from year to year thereafter (each, an "Anniversary Date"), unless sooner terminated pursuant to the terms hereof.

11.2 Except as otherwise permitted herein, the Company or any Lender acting through the Agent may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing the Lenders acting through the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Section 10.1(d) of this Financing Agreement, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date.
Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent and the Lenders, provided that the Company pays to the Agent for the benefit of the Lenders immediately on demand, the Early Termination Fee, if applicable. Notwithstanding anything to the contrary contained herein: (x) there shall be no Early Termination Fee if the Early Termination Date occurs two (2) years after the Closing Date or at any time thereafter, and (y) there shall be no Early Termination Fee if this Financing Agreement terminates because a controlling interest in the Company is acquired by some entity (the "purchaser") and CITBC participates in the credit facility such purchaser enters into with another lender. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent and the Lenders may withhold any balances in the Company's loan account

 (unless  supplied with an indemnity  satisfactory to the
Agent) to cover all of the Company's Obligations, whether absolute or contingent. All of the Agent's and Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12     Miscellaneous

12.1 The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of the Agent or the Lenders or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

12.2 THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

12.3 It is the intent of the Company, the Agent and the Lenders to conform strictly to all applicable state and federal usury laws. All agreements between the Company, the Agent and the Lenders whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent and/or the Lenders for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Company is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent and/or the Lenders shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Company. In determining whether or not all sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and/or the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Company, the Agent and the Lenders shall to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit,
(b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and/or the Lenders,
(c) exclude voluntary prepayments and the effect thereof, and (d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and the Lenders throughout the entire contemplated term of the Obligations so that the interest rate is uniform through the entire term of the Obligations. The terms and provisions of this
Section 12.3 shall control and supersede every other provision hereof and all other agreements between the Company, the Agent and the Lenders.

12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

12.5 TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three Business Days after deposit in the United State mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

          (a)      if to the Agent, at:

                                    The CIT Group/Business Credit, Inc.
                                    300 South Grand Avenue, Third Floor
                                    Los Angeles, California 90071
                                    Attn:  Regional Credit Manager
                                    Fax No.:  (213) 613-2566

          (b) if to any other party becoming a Lender hereunder, at the address specified in the Assignment and Transfer Agreement

          (c)      if to the Company, at:

                                    FACTORY 2-U STORES, INC.
                                    4000 Ruffin Road
                                    San Diego, California 92123
                                    Attn:  Chief Financial Officer
                                    Fax No.:  (858) 637-4180

                                    copies of any notices of an Event of Default shall also be provided to:

                                    HUGHES HUBBARD & REED LLP
                                    350 South Grand Avenue
                                    Los Angeles, California  90071-3442
                                    Attention:  Theodore Latty, Esquire
                                    Fax No.:  (213) 613-2950;
                                    provided that Agent's failure to send a
                                    notice of an Event of Default shall not
                                    result in any such notice to the Company not being fully effective or to such other address as any party may designate for itself by like notice.

12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

12.8 This Financing Agreement can be amended, modified or changed only by a writing signed by the Company, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Section 14.10 hereof).

SECTION 13     Agreement between the Lenders

13.1 (a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Company and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent. The Company agrees that the Agent may allow up to two (2) Lenders to participate as Lenders under this Financing Agreement without the prior consent of the Company and that one (1) additional Lender may participate with the prior consent of the Company which consent shall not be unreasonably withheld; provided, however, that Agent shall, at all times, hold a greater percentage of outstanding loans than any other Lender.

     (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

13.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

13.4 The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (a) their pro rata portion of all fees, provided, however, that the Lenders (other than CITBC in its role as the Agent) shall (i) not share in the Collateral Management Fee or Documentation Fees or the fees provided for in Section 8.10; and (ii) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; and (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement

 Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest.

13.5 The Company acknowledges that each of the Lenders may sell one or more participations in the loans and extensions of credit made and to be made to the Company hereunder to participants without the Company's prior consent, so long as such participants are not granted rights that would require the participant's consent to waivers, amendments and other actions with respect to the provisions of this Financing Agreement. The Company authorizes each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to entering into this Financing Agreement.

13.6 The Company hereby agrees that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Company is so obligated to that other Lender.

13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

13.8 Each of the Lenders agrees with each other Lender that any money or assets of the Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (a) the occurrence of an Event of Default and (b) the election by the Required Lenders to accelerate the Obligations. In addition, the Company authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

13.9 CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (b) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event of an assignment in violation of this Section 13.9, the Company may, upon notice given to the Agent within ten (10) days after the Company receives notice of such assignment and within sixty (60) days of such notice, terminate this Financing Agreement and the Line of Credit by payment in full of all Obligations, but without any obligation to pay an Early Termination Fee.

SECTION 14     Agency

14.1 Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as Agent for such Lender, to take such action on its behalf under the provisions of the Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this

 Financing  Agreement and the
ancillary documents or otherwise exist against the Agent.

14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Company to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Company.

14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

14.7 The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

14.8 The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

14.9 The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent. If CITBC resigns as Agent, the Company may, upon notice given to the Agent within ten (10) days after the Company receives notice of such appointment, terminate this Financing Agreement and the Line of Credit by payment in full of all Obligations but without any obligation to pay an Early Termination Fee, unless the Company consents to the successor Agent, such consent not to be unreasonably withheld.

14.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders:
(a) amend the Financing Agreement to (i) increase the Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (A) any fees in which the Lenders share hereunder; or (B) the repayment of any Obligations due the Lenders; (b) extend the maturity of the Obligations; (c) alter or amend (i) this
Section 14.10 or (ii) the definitions of Borrowing Base, Eligible Accounts Receivable, Eligible Inventory, Eligible In-Transit Inventory, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; (d) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, or (e) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under Section 3 hereof. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

14.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

14.12 Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (a) give notice of termination to the Company hereunder or (b) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

                  IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered by their proper and duly authorized officers as of the date set forth above.


                              FACTORY 2-U STORES, INC.,
                              a Delaware corporation



                              By:  /s/ Douglas C. Felderman
                              Name:Douglas C. Felderman
                              Title:     EVP - CFO

Executed and Accepted at
Los Angeles, California,
March 3, 2000

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and Lender



By:   /s/ Frank Brown
Name: Frank Brown
Title: Vice President

                                    EXHIBIT A

                         REVOLVING LOAN PROMISSORY NOTE


$50,000,000.00                                                     March 3, 2000


                  FOR VALUE RECEIVED, the undersigned, FACTORY 2-U STORES, INC., a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC"), as Agent for the Lenders under a certain Financing Agreement of even date herewith between CITBC as Agent and Lender, other Lenders parties thereto and the Company (herein the "Financing Agreement") at its office located at 300 South Grand Avenue, Third Floor, Los Angeles, California 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of Fifty Million Dollars ($50,000,000.00), or such other principal amount advanced pursuant to Section
3.1 of the Financing Agreement. The balance of such Revolving Loan will fluctuate as a result of the daily application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in
Section 3. The Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Revolving Loan Promissory Note as shown on the books and records of the Agent shall be due and payable upon any termination of the Financing Agreement.

                  All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

                  The Company further promises to pay interest at such office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8.1 of the Financing Agreement.

                  If any payment on this Revolving Loan Promissory Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  This Revolving Loan Promissory Note is the Revolving Loan Promissory Note referred to in the Financing Agreement, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

                  The date and amount of the advance(s) made hereunder may be recorded on the schedule which is attached hereto and hereby made part of this Revolving Loan Promissory Note or the separate ledgers maintained by the Agent, provided that any failure to record any such information on such schedule shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Revolving Loan Promissory Note. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said schedule or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Revolving Loan Promissory Note.

                  The Company confirms that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Revolving Loan Promissory Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Revolving Loan Promissory Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Revolving Loan Promissory Note.

                  Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Revolving Loan Promissory Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

                  The Company and any and all guarantors, sureties and endorses jointly and severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting.

                  This Revolving Loan Promissory Note shall be governed by, and construed in accordance with, the laws of the state of California and the applicable federal laws of the United States.

                              FACTORY 2-U STORES, INC.,
                              a Delaware corporation



                              By:
                              Name:
                              Title:

Attest:




Secretary

                                SCHEDULE TO GRID



Date           Loan                          Payment                     Balance

                                   EXHIBIT B

                        ASSIGNMENT AND TRANSFER AGREEMENT

                           Dated: _____________, 20__


                  Reference is made to the Financing Agreement dated as of March 3, 2000 (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among Factory 2-U Stores, Inc., a Delaware corporation (the "Company"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between the Assignor (as defined and set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof).

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuiness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (b) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Company, and such other documents and information as it has deemed appropriate to make its own credit analysis; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(e) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (f) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Company, effective as of the Effective Date.

5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule 1 hereto.

                 Schedule 1 to Assignment and Transfer Agreement


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:   ____________________, 20__



                                                                Percentage Assigned of each facility (Shown as
                                Principal Amount (or, with       a percentage of aggregate principal amount or,
                                respect to Letters of Credit     with respect to Letters of Credit, fact amount
Assigned Facilities             face amount Assigned             of all Lenders)


Revolving Loans                 $______________                  ______________%


Letter of Credit
participation interest          $______________                  ______________%



                      Total:    $______________                  ______________%



THE CIT GROUP/BUSINESS CREDIT, INC., As Agent
                                                    As Assignee


By:
Name:                                               By:
      -----------------------------
Title:                                              Name:
      -----------------------------
                                                    Title:
Factory 2-U Stores, Inc.
(the "Company")



By:
Name:
Title:

                                  Schedule 1

                                 Existing Liens


ARIZONA

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

Factory 2-U Stores, Inc.              995040                   11/28/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Factory 2-U, Inc.                     718725                   09/21/92           Metlife Capital Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Factory 2-U, Inc.                     769305                   12/21/93           Metlife Capital Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Factory 2-U, Inc.                     946305                   12/04/96           EUA Cogenex Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Factory 2-U, Inc.                     980552                   08/12/97           GTE Leasing Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Center                 504538                   10/16/87           Easton Sports, Inc.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Center                 790999                   06/20/94           Southern Pacific Thrift & Loan Assn.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Center                 790000                   06/20/94           Southern Pacific Thrift & Loan Assn.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      930441                   08/12/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      930442                   08/12/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      941038                   10/25/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      995041                   11/28/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      1011591                  04/08/98           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------




CALIFORNIA

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

Factory 2-U Stores, Inc.              0004060398               02/03/00           Crown Credit Company
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Factory 2-U, Inc.                     9610660915               04/16/96           Metlife Capital Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Corp.                  9521661048               08/03/95           Megabank of Arapahoe
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Corp.                  9803660143               01/30/98           IBM Credit Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Corp.                  9805860694               02/24/98           IBM Credit Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Corp.                  9809060907               03/30/98           IBM Credit Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Center                 9533560109               11/28/95           Minnesota Mining and Manufacturing Co.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
Family Bargain Center                 9612360424               05/01/96           EUA Cogenex Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles, Inc.                9516060024               06/07/95           IBM Credit Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles, Inc.                9621860629               08/02/96           EUA Cogenex Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles, Inc.                9702860482               01/27/97           EUA Cogenex Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles, Inc.                9706961264               03/10/97           EUA Cogenex Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles, Inc.                9724860177               09/04/97           EUA Cogenex Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9515260139               05/31/95           Graybar Financial Services
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9524060630               08/25/95           Leasetec Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9622260426               08/08/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9630360291               10/28/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9723061059               08/15/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9725160339               09/04/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9733560592               11/26/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9810060294               04/09/98           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9925060787               09/01/99           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      9928860025               10/12/99           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------




NEVADA

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

General Textiles                      96-12999                 08/15/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      97-19857                 12/01/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------




NEW MEXICO

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

Factory 2-U Stores, Inc.              971201074                12/01/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      960812011                08/12/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      960812012                08/12/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      971201073                12/01/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------


OREGON

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

General Textiles                      418473                   04/16/98           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      419356                   04/22/98           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------




SAN DIEGO COUNTY, CA

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

Family Bargain Corp.                  1995-0409158             09/14/95           Megabank of Arapahoe
------------------------------------- ------------------------ ------------------ ----------------------------------------




TEXAS

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

Factory 2-U Stores, Inc.              242622                   11/26/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      242623                   11/26/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------




WASHINGTON

------------------------------------- ------------------------ ------------------ ----------------------------------------
DEBTOR                                FILING NUMBER            FILING DATE        SECURED PARTY
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------

General Textiles                      96-222-0093              08/09/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      96-317-0185              11/12/96           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------
------------------------------------- ------------------------ ------------------ ----------------------------------------
General Textiles                      97-335-0893              12/01/97           Sensormatic Electronics Corp.
------------------------------------- ------------------------ ------------------ ----------------------------------------

                                   Schedule 2

                 Collateral Locations, Chief Executive Office and Trade Names


                             Chief Executive Office

                                4000 Ruffin Road

                        San Diego, California 92123-1866





                              Collateral Locations

                                  See Attached





                                   Trade Names

                                   Factory 2-U
                             Family Bargain Centers